Exhibit 10.78

[*] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, IS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED

SECOND AMENDMENT

(“Amendment No. 2”)

dated as of December 22, 2011 (“Amendment No. 2 Effective Date”) to the DEVELOPMENT AND LICENSING AGREEMENT dated as of September 27, 1996, as amended and supplemented by the FIRST AMENDMENT AND SUPPLEMENT effective as of November 15, 2005 (the “Agreement”) by and between GILEAD SCIENCES, INC., a Delaware Corporation (“Gilead”), on the one hand, and F. HOFFMANN-LA ROCHE LTD, a corporation organized under the laws of Switzerland, and HOFFMANN-LA ROCHE INC., a corporation organized under the laws of New Jersey, on the other hand (collectively “Roche”). Capitalized terms used but not defined herein shall have the meanings assigned them in the Agreement.

WHEREAS pursuant to the Agreement Gilead granted to Roche and its Affiliates, among other things, a sole and exclusive worldwide license under certain intellectual property rights only for the manufacture, importation, use, sale and offer for sale of Products for any and all uses on the terms set forth therein;

WHEREAS, the parties desire to amend certain financial terms and reporting requirements of the Agreement in connection with that certain Second Settlement Agreement and Release by and between the parties of even date herewith (the “Settlement Agreement”);

WHEREAS Roche decided to initiate the Reserve Program (as defined in this Amendment No. 2) for the Reserve Program Territory (as defined in this Amendment No. 2) in order to secure access to Product for pandemic use to patients in low income and lower middle income economies; and

WHEREAS Gilead is supportive to the idea of securing access to Product for pandemic use to patients in low income and lower middle income economies.

NOW, THEREFORE, in consideration of the foregoing premises and the covenants and obligations set forth in this Amendment, the parties hereby agree as follows:

1.	Section 1. Financial Treatment and Reporting Amendments

1.1     Net Sales. The first paragraph of Section 1.15 (Net Sales) of the Agreement is hereby deleted in its entirety and replaced with the following:

“1.15 “Net Sales” means the gross sales invoiced by Roche, its Affiliates or sublicensees for Product to Third Parties other than sublicensees, less deductions, calculated in accordance with International Financial Reporting Standards (“IFRS”) and Roche’s standard business practices, consistently applied, of:

(a)	Returns (actually paid) including withdrawals and recalls;

(b)	Customer rebates (actually paid and changes to accruals), such as volume (quantity) discounts or price reductions;

[*] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, IS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED

(c)

Governmental price reductions (actually paid and changes to accruals), such as rebates to managed care organizations or social and welfare systems and government mandated rebates (including Medicaid and similar types of rebates);

(d)

Contract pricing chargebacks (actually paid) such as to trade customers, managed health care organizations, pharmaceutical benefit managers, group purchasing organizations and national, state, or local government;

(e)	Discounts (actually paid and changes to accruals) granted at the time of invoicing; and

(f)	Sales taxes and other taxes (actually paid and changes to accruals) directly linked to and included in the gross sales amount as computed on a product by product basis for the countries concerned

(hereinafter referred to as “Adjusted Gross Sales”). For the avoidance of doubt, only actual payments for items (a) and (d) above shall be deducted from gross sales; whereas for items (b), (c), (e) and (f) above both actual payments and changes in accruals shall be added to, or deducted from, gross sales. For further clarity, any annual fee payable to the United States government pursuant to Section 9008 of the Patient Protection and Affordable Care Act, Pub. L. No. 111-148 (as may be amended) shall not be deducted from gross invoiced sales. Changes in accruals shall be based on Roche’s good faith estimates and made in accordance with IFRS and Roche’s standard practices used in preparing its audited financial statements.”

1.2 Royalty Payment; Adjustments. The first paragraph of Section 5.3 (Royalty Payments; Adjustments) of the Agreement is hereby deleted in its entirety and replaced with the following:

“5.3 Royalty Payment; Adjustments

(a) Royalty on Products. Royalty payment for Qualified Reserve Program Revenue shall be made by Roche to Gilead in accordance with Section 5.3(h). Roche shall pay Gilead a royalty payment on Net Sales of Product sold by Roche, its Affiliates or licensees (the “Royalty”) according to the following rates, as adjusted in accordance with subsections (c), (e) and (f) below:”

1.3     Reporting. Section 8.1 (Payment, Report) of the Agreement is hereby deleted in its entirety and replaced with the following:

“8.1 Payment; Report. All amounts payable to either party under this Agreement shall be paid in U.S. dollars within [*] days of the end of each calendar quarter or as otherwise specifically provided herein. Each payment of royalties and Reserve Program Revenue owing to Gilead shall be accompanied by the following reports:

(a)

A reconciliation statement in the format attached hereto as Exhibit B. If any Royalty reductions are claimed by Roche under this Agreement from the full rates set forth in Section 5.3(a), then the report shall set forth in detail the claimed reduction and the related facts.

[*] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, IS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED

(b)

A Reserve Program Report in the format attached hereto as Exhibit C, containing the following information, on a country-by-country and dosage strength-by-dosage strength of Reserve Program Product basis:

(i)	Number of and the names of contracting parties to TRP Agreements signed in such calendar quarter;

(ii)

Amounts invoiced (after any invoiced deductions provided in the definition of “Reserve Program Revenue”) by Roche and its Affiliates under TRP Agreements in such calendar quarter, on an overall basis and broken down by [*]; and

(iii)

Units of Reserve Program Product delivered by Roche and its Affiliates under TRP Agreements in such calendar quarter, together with a breakdown of total Reserve Program Revenue received by Roche and its Affiliates for such units of Reserve Program Product (whether in the current calendar quarter or previous calendar quarters); and

(c)	A U.S. deferred revenue rollforward schedule for the applicable quarter, showing:

(i)	Deferred revenue – beginning balance;

(ii)	Less amount of revenue recognized by Roche in the current calendar quarter that was deducted from (i) above;

(iii)	Plus amount of revenue from shipments in the current calendar quarter that was added to (i) above; and

(iv)	Deferred revenue—ending balance, which shall equal the sum of (i), (ii) and (iii) above.

In addition to the foregoing, [*] days after the end of each calendar year, Roche shall provide Gilead a statement showing annual U.S. gross sales on a state by state basis. Within [*] days after Gilead’s written request, Roche shall provide Gilead with true and correct copies of TRP Agreements executed by Roche and its Affiliates.

Any reduction to the content of the reconciliation statement attached hereto as Exhibit B or to the content of the Reserve Program Report attached hereto as Exhibit C may be made solely by mutual written agreement of the Parties’ respective members of the finance working group (or, if such working group does not then exist, the Parties’ respective Alliance Managers).”

[*] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, IS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED

1.4     Addition of Royalty and Reserve Program Report Templates. The Agreement is hereby amended to attach Appendix 1 of this Amendment No. 2 (Sales and Royalty Reporting Format) as Exhibit B and Appendix 2 of this Amendment No. 2 (Reserve Program Reporting Format) as Exhibit C.

1.5     Exchange Rate. The first paragraph of Section 8.2 (Exchange Rate; Manner and Place of Payment) of the Agreement is hereby deleted in its entirety and replaced with the following:

“8.2   Exchange Rate; Manner and Place of Payment. All payments due hereunder shall be paid in U.S. Dollars. For purpose of computing such payments, the Net Sales of Product and Qualified Reserve Program Revenue in countries other than the United States shall be converted into U.S. Dollars in accordance with Roche’s standard practices used in preparing its audited financial statements in effect as of the Amendment No. 2 Effective Date (“Roche’s Standard Practices”). The Parties agree that Roche’s Standard Practices are: [*]. For clarity, the [*] rate of exchange shall be used for calculations of all Net Sales and Qualified Reserve Program Revenue for a given calendar year, and the Parties acknowledge that previously-reported Net Sales and Qualified Reserve Program Revenue (and resulting Royalties paid) for previous quarters in a given calendar year will be adjusted in subsequent quarters in such calendar year as an updated [*] rate of exchange is applied to such previous quarters. To clarify, if Roche changes its standard practices, it will promptly notify Gilead of such change in writing, and the parties will discuss whether to further amend the Agreement to incorporate the new practice.

The currency conversion system used by Roche shall be subject to audit by Gilead as described in Section 8.3.”

The Parties hereby agree that this modified “Exchange Rate and Place of Payment” section 8.2 as set forth here above shall be effective retroactively as of January 1, 2011. For the avoidance of any misunderstanding it is agreed, that for any Net Sales made as of January 1, 2011 the exchange rate concept as set forth in this Amendment No. 2 shall be applied.

2.	Section 2. Reserve Program Amendments

2.1	The following new definitions are hereby inserted into Article 1 of the Agreement:

(a) “Authorized Recipients” means (i) the government of any country in the Reserve Program Territory, a government agency of any country in the Reserve Program Territory, or the designated importation agent of either of the foregoing; (ii) non-profit non-governmental organizations, including United Nations agencies, purchasing Product for countries in the Reserve Program Territory; and (iii) other identified entities solely by mutual written agreement by the parties.

(b) “GAVI Alliance” means the Global Alliance for Vaccines and Immunisation, an independent non-profit foundation within the meaning of Articles 80 et seq. of the Swiss Civil Code and registered at the Registry of Commerce of the Canton of Geneva and placed under the supervision of the Swiss Supervisory Board for foundations.

[*] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, IS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED

(c) “Qualified Reserve Program Revenue” means Reserve Program Revenue solely if and to the extent such Reserve Program Revenue is due from Authorized Recipients in the Reserve Program Territory pursuant to a written agreement in the form of the “Agreement on Pandemic Stock Planning for Tamiflu Capsules under the Tamiflu Reserve Programme” (hereinafter referred to as “TRP Agreement”) as attached hereto as Exhibit D (including any changes made to such TRP Agreement solely to the extent Gilead has provided prior written consent to such changes).

(d) “Reserve Program” means Roche’s program designed to secure access to Reserve Program Product for pandemic use to patients in low income and lower middle income economies according to which Roche or its Affiliates:

(i) produce and store Reserve Program Product for, and sell Reserve Program Product to, Authorized Recipients in return for [*]; and

(ii) will ship Reserve Program Product from such stockpile to an Authorized Recipient upon request from that Authorized Recipient on behalf of a country in the Reserve Program Territory in case of a pandemic threat.

(e) “Reserve Program Product” means TamifluTM (oseltamivir) capsules.

(f) “Reserve Program Revenue” means (i) all amounts invoiced by Roche and its Affiliates for the sale of Reserve Program Product in the Reserve Program Territory under the Reserve Program and (ii) [*] invoiced by Roche and its Affiliates under the Reserve Program, in each of case (i) and (ii) these amounts would be less discounts and reductions provided at the time of and actually reflected on the invoice, calculated in accordance with IFRS and Roche’s standard business practices, consistently applied; provided that, the amounts invoiced after any such discounts and reductions shall equal the pricing provided in the applicable TRP Agreement. Notwithstanding the foregoing, amounts received by Roche or its Affiliates for sale of Reserve Program Product among Roche and its Affiliates for resale in connection with the Reserve Program shall not be included in the computation of Reserve Program Revenue hereunder. For clarity, the deductions included in the definition of Net Sales shall not apply to Reserve Program Revenue.

(g) “Reserve Program Territory” means the countries eligible for support from the GAVI Alliance as of the Amendment No. 2 Effective Date with the exception of India, such countries being: Afghanistan, Angola, Armenia, Azerbaijan, Bangladesh, Benin, Bhutan, Bolivia, Burkina Faso, Burundi, Cambodia, Cameroon, Central African Republic, Chad, Comoros, Congo, Cote d´Ivoire, Cuba, Democratic People’s Republic of Korea, Democratic Republic of the Congo, Democratic Republic of Timor-Leste, Djibouti, Eritrea, Ethiopia, Gambia, Georgia, Ghana, Guinea, Guinea-Bissau, Guyana, Haiti, Honduras, Indonesia, Kenya, Kiribati, Kyrgyzstan, Lao People’s Democratic Republic, Lesotho, Liberia, Madagascar, Malawi, Mali, Mauritania, Mongolia,

[*] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, IS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED

Mozambique, Myanmar, Nepal, Nicaragua, Niger, Nigeria, Pakistan, Papua New Guinea, Republic of Moldova, Rwanda, Sao Tome and Principe, Senegal, Sierra Leone, Solomon Islands, Somalia, Sri Lanka, Sudan, Tajikistan, Togo, Uganda, Ukraine, United Republic of Tanzania, Uzbekistan, Vietnam, Yemen, Zambia and Zimbabwe; provided that, Gilead and Roche at any time may mutually agree, by executing a written amendment to the Agreement, to add or remove a given country to or from the Reserve Program Territory.

2.2   Addition of TRP Agreement. The Agreement is hereby amended to attach Appendix 3 of this Amendment No. 2 (the TRP Agreement) as Exhibit D.

2.3   Reserve Program Revenue. A new Section 5.3 (h) is hereby inserted to read as follows:

“(h) Royalty Calculation for Reserve Program Revenue.

(i) Royalties on Qualified Reserve Program Revenue shall be payable as follows:

(A) Roche shall pay Gilead a Royalty of [*] of worldwide Qualified Reserve Program Revenue for the first [*] (the “Materiality Threshold”) in Qualified Reserve Program Revenue in a given calendar year;

(B) For worldwide Qualified Reserve Program Revenue in excess of the Materiality Threshold in a given calendar year, such Qualified Reserve Program Revenue exceeding the Materiality Threshold shall be included in Net Sales for such calendar year. For clarity: (i) Roche shall pay a Royalty on such Qualified Reserve Program Revenue exceeding the Materiality Threshold of a rate equal to the Royalty rates applicable to Net Sales under the Agreement for such calendar year; and (ii) such Qualified Reserve Program Revenue exceeding the Materiality Threshold shall be included in the total Net Sales for such calendar year for the purposes of calculating the Royalty rates for both Net Sales and Qualified Reserve Program Revenue exceeding the Materiality Threshold (so that the applicable Royalty rates are calculated based upon the aggregate total of Net Sales in such calendar year and Qualified Reserve Program Revenue exceeding the Materiality Threshold in such calendar year);

(C) The Royalties on Qualified Reserve Program Revenue described in Sections 5.3(h)(i)(A) and 5.3(h)(i)(B) above shall be adjusted in accordance with subsections (c), (e) and (f) of Section 5.3 and by reason of Third Party license fees as described in Section 10.4, and shall expire in accordance with Section 5.3(g).

[*] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, IS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED

(D) The Royalties on Qualified Reserve Program Revenue described in Sections 5.3(h)(i)(A) and 5.3(h)(i)(B) above shall be paid to Gilead in accordance with Section 5.3(b).

(E) The Parties acknowledge and agree that Qualified Reserve Program Revenue may not be identified as such immediately in Roche’s financial system. Roche shall perform an annual reconciliation of Qualified Reserve Program Revenue within [*] days after the end of each calendar year to correct identification of Qualified Reserve Program Revenue as such based on the definitions provided herein. For clarity, the Parties acknowledge that Roche may adjust its reporting of Net Sales, Qualified Reserve Program Revenue and Royalties outside of (whether before or after) such annual reconciliation as necessary to reflect corrections to the identification of Qualified Reserve Program Revenue as such based on the definitions provided herein.

(ii) For clarity, Reserve Program Revenue that does not meet the criteria for Qualified Reserve Program Revenue shall be deemed Net Sales and subject to the Royalty applicable to Net Sales.”

2.4 Records and Audit. Section 8.3 of the Agreement is hereby amended by inserting the following at the end of such Section:

“For clarity, this Section 8.3 shall apply to records pertaining to Reserve Program Revenue and to the sale or other disposition of Reserve Program Product (and auditing of such records) as applicable to records pertaining to Net Sales and the sale or other disposition of Product (and the auditing of such records).”

3.     Section 3. Joint Manufacturing Committee, U.S. Commercial Committee, Joint Supervisory Committee

Currently the Agreement contemplates that each of the Joint Manufacturing Committee, the U.S. Commercial Committee and the Joint Supervisory Committee shall meet in person twice per year. The Parties hereby agree that in order to provide additional flexibility to support an efficient handling of matters to be resolved by one of these committees, the Alliance Managers of both Parties by mutual written consensus shall have to right to reduce the number of meetings for each committee to one meeting per year. Such mutual consent shall be considered sufficient for a given year if the Alliance Managers of both Parties by e-mail or telefax communication confirm that a reduced number of meetings of a given committee should be held in a given year.

4.     Section 4. Amendment to Section 4(d) of the FIRST AMENDMENT AND SUPPLEMENT. Section 4(d) of the FIRST AMENDMENT AND SUPPLEMENT of the Agreement is hereby deleted in its entirety and replaced with the following:

“4(d) Apportionment of Licensing Considerations. Consideration, if any, paid by the licensee under either an Apportioned License or compulsory license of the Products shall

[*] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, IS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED

be shared 50% by Roche and 50% by Gilead, and any sales by Third Parties under any such licenses (and the related payments under this clause (d) [*]. For the avoidance of any misunderstanding it is agreed that if Roche for business reasons and in its sole discretion decides not to charge any interests for a late payment by a licensee to an Apportioned License or compulsory license, then such amounts shall not be considered paid under this section (d) and therefore Gilead shall not be entitled to receiving 50% of such interest amounts.”

5.     Section 5. Amendment of Section 15.10 of the Agreement. Section 15.10 of the Agreement is hereby deleted in its entirety and replaced with the following:

“15.10 Waiver. No waiver by either party hereto on any breach or default of any of the covenants or agreements herein set forth shall be deemed a waiver as to any subsequent or similar breach or default, nor shall any such waiver be valid or effective unless in writing and signed by a duly authorized representative of each Party.”

6.     Section 6. Representations and Warranties

Each party hereby represents and warrants: (a) such party is duly organized and validly existing under the laws of the state of its incorporation and has fully corporate power and authority to enter into this Amendment No. 2 and to carry out the provisions hereof; (b) such party is duly authorized to execute and deliver this Amendment No. 2 and to perform its obligations hereunder; (c) this Amendment No. 2, and the Agreement as amended hereby, is a legal and valid obligation binding upon it and is enforceable in accordance with its terms; (d) the execution, delivery and performance of this Amendment No. 2 by it does not conflict with any agreement, instrument or understanding, oral or written, to which it is a party or by which it may be bound and does not violate any law or regulation or any court, governmental body or administrative or other agency having authority over it.

7.     Section 7. Amendments

No amendment or modification of this Amendment No. 2 shall be valid or binding upon the parties unless made in writing and signed by a duly authorized representative of each party.

8.     Section 8. Waiver

No waiver by any party hereto of any breach or default of any of the covenants or agreements herein set forth shall be deemed a waiver as to any subsequent or similar breach or default, nor shall any such waiver be valid or effective unless in writing and signed by a duly authorized representative of each Party.

9.     Section 9. Agreement; No further changes to the Agreement

Except as specifically set forth herein, this Amendment No. 2 shall not by implication or otherwise alter, modify, amend or in any way affect any of the terms, conditions, obligations, covenants or agreements contained in the Agreement, all of which are ratified and affirmed in all respects and shall continue in full force and effect. After the date hereof, any reference to the Agreement shall mean the Agreement as amended hereby.

[*] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, IS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED

10.     Section 10. Entire Agreement

The Agreement as amended by this Amendment No. 2 and all Appendices, Exhibits and Schedules referred to herein or therein, together with the Settlement Agreement, embody the entire understanding of the parties with respect to the subject matter hereof and shall supersede all previous communications, representations or understandings, either oral or written, between the parties relating to the subject matter hereof.

11.   Section 11. Governing Law

This Amendment No. 2 is made in accordance with and shall be governed and construed under the laws of the State of California, as such laws are applied to contracts entered into and to be performed within such state.

[Signature page follows]

[*] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, IS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED

IN WITNESS WHEREOF, the parties hereto have caused this Amendment No. 2 to be duly executed by their duly authorized representatives as of the date first above written.

F. HOFFMANN-LA ROCHE LTD

By:	/s/ Andrew Jefferson

Name:	Andrew Jefferson

Title:	Head of Asset Management & Operations

HOFFMANN-LA ROCHE INC.

By:	/s/ Joseph S. McCracken

Name:	Joseph S. McCracken

Title:	Vice President

GILEAD SCIENCES, INC.

By:	/s/ John F. Milligan

Name:	John F. Milligan

Title:	President and COO

[*] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, IS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED

Appendix 1

Exhibit B

[*]

1

[*] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, IS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED

Appendix 2

Exhibit C

[*]

1

[*] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, IS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED

Appendix 3

Exhibit D

Agreement on Pandemic Stock Planning for

Tamiflu Capsules under the Reserve Programme

between

Insert official title of purchasing body

and

Roche (insert name of registered legal entity)

Agreement dated:     Insert date

Parties: Insert	official title of purchasing body

     Insert full address

     (hereinafter called “XXX”)

     and

     Insert name of registered legal entity

     Insert registered company address

     (hereinafter called “Roche”)

Background

A.	XXX has informed Roche that in accordance with recommendations from the World Health Organization (WHO), XXX is taking preparatory measures to counter pandemic influenza.

B.

XXX is responsible for the provision of the best possible response in order to protect the (insert nationality) public in the event of an outbreak of pandemic influenza or in the event of a public health emergency.

C.	Roche is working with UN Agencies and governments to facilitate the optimal management of pandemic stockpiles of TamifluTM (oseltamivir) capsules (hereinafter called “Product”).

D.	Product has been chosen by XXX as an antiviral to be purchased for use in an influenza pandemic.

E.

Roche has established the Tamiflu Reserve Programme (hereinafter called “TRP”) to create an additional method by which UN Agencies can coordinate the purchasing of Product for pandemic stockpiling and use by Governments of defined countries (see Exhibit 1).

1

[*] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, IS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED

F.

As such XXX wishes to reserve from Roche Product for pandemic use under the TRP, and Roche has agreed to reserve such Product and to deliver the Product for use in an influenza pandemic or public health emergency, when requested to do so under the terms and conditions of this Agreement.

[*]

2